Exhibit 99.1

LightPath Technologies Reports Fiscal 2026 Second Quarter Financial Results

ORLANDO, FL – February 11, 2026 – LightPath Technologies, Inc. (NASDAQ: LPTH) ("LightPath," the "Company," "we," or "our"), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced financial results for its fiscal second quarter ended December 31, 2025.

Financial Summary:

	Three Months Ended December 31,
$ in millions	2025	2024	% Change
Revenue	$16.4	$7.4	120%
Gross Profit	$6.0	$1.9	212%
Operating Expenses*	$14.6	$4.4	231%
Net Loss	$(9.4)	$(2.6)	260%
Adjusted EBITDA** (non-GAAP)	$0.6	$(1.3)	144%

*Inclusive of $7.6 million change in fair value of acquisition liabilities related to the G5 acquisition.

**Reconciliation of this non-GAAP financial measure is provided below.

Second Quarter Fiscal 2026 & Subsequent Highlights:

●

Secured a $9.6 million purchase order for cooled infrared (“IR”) cameras from an existing defense customer, with deliveries expected throughout calendar year 2026, further validating the strategic value of the G5 acquisition.

●	Acquired the assets of Amorphous Materials, Inc. (“AMI”) in January 2026, an industrial manufacturer with complementary Chalcogenide glass melting technologies for large diameter optics.

●	Received a $4.8 million purchase order from an existing customer related to the supply of advanced IR camera systems for public safety applications, for delivery in the Company's 2026 fiscal year.

●	Appointed former Luminar manufacturing executive Israel Piergiovanni as Vice President of Manufacturing to scale production across LightPath's domestic and international footprint.

●

Appointed defense industry executive Mark Caylor, former President of Northrop Grumman's Mission Systems Sector, to the Board of Directors, bringing extensive defense industry expertise as LightPath evolves into a mission-critical optics supplier of choice to allied militaries.

●

Fortified balance sheet with a $60 million public offering of common stock in December 2025, with net proceeds supporting working capital, strategic investments, acquisitions and general corporate purposes.

Management Commentary

Sam Rubin, Chief Executive Officer of LightPath, said: "The second quarter of 2026 was underscored by our accelerating revenue growth on strong orders, and the recent acquisition of Amorphous Materials. Ongoing order momentum and the addition of G5 Infrared LLC's ("G5") sales of cameras and modules drove a 120% revenue improvement to a record $16.4 million for the quarter. Our $97.8 million order backlog as of the end of the second quarter is demonstrating our position as a leading pure-play provider of high value optical and imaging systems.

“Our strategy continues to be validated not only by our sales growth, but the increasing focus by the U.S. government and Department of War to eliminate reliance on certain optical components, including optical systems or strategies from certain foreign nations. The recent passage of the Fiscal Year 2026 National Defense Authorization Act (NDAA) directed the US Department of War to develop and implement a strategy by January 1, 2030, to eliminate reliance on optical glass and optical systems sourced from certain foreign nations. These restrictions extend beyond finished systems to include critical materials such as optical glass, making supply chain transparency and material provenance increasingly central to defense and aerospace program compliance. Our optical assemblies, infrared cameras, and thermal imaging systems have already been designed, manufactured, and delivered in alignment with NDAA requirements. Faced with growing supply chain risks and increased defense spending in the U.S. and Europe, we believe we are positioned as a trusted supplier for mission-critical defense applications.

“We further reinforced our domestic glass manufacturing capabilities with the recent acquisition of the assets of AMI, a U.S. based manufacturer of complementary chalcogenide glass technologies. This acquisition added incremental glass melting technology, which melts high-grade glass as large diameter plates, critical for large optics, and in particular for advanced defense and space programs. The acquisition also added glass melting capacity and a second, NDAA compliant manufacturing location for BlackDiamond glass. The acquisition further solidifies our transition from a pure component provider to a truly vertically integrated provider of subsystems and solutions for IR imaging.

“As we progress into calendar year 2026 we remain highly focused on further growing our robust $97.8 million order backlog, converting our prospective customer pipeline into orders, and scaling deliveries. We continue to intentionally shift away from Germanium optics, expanding the adoption of our proprietary BlackDiamond™ glass across critical defense markets, while continuing to move up the value chain into fully integrated IR camera systems. G5’s high-end cooled infrared camera product line and several established programs of record continue to contribute to revenue growth. As we combine our growing camera portfolio with AMI's highly complementary large-diameter glass capabilities, we believe that we will create a robust offering of IR materials and optics in the industry today, all of which we expect will be compliant with the latest NDAA requirement for U.S. produced glass and optics. Taken together, we believe we are well positioned to execute on our growth strategy to deliver sustainable revenue growth and value to our shareholders.”

Second Quarter Fiscal 2026 Financial Results

Revenue for the second quarter of fiscal 2026 increased 120% to $16.4 million, as compared to $7.4 million in the same quarter of the prior fiscal year. Revenue was split amongst the Company’s product groups in the second quarter of fiscal 2026 and the same quarter of the prior fiscal year as follows:

Product Group Revenue ($ in millions)**	Second Quarter of Fiscal 2026	Second Quarter of Fiscal 2025	% Change
Infrared ("IR") Components	$5.0	$3.1	61%
Visible Components	$3.4	$2.8	25%
Assemblies & Modules	$7.2	$0.9	741%
Engineering Services	$0.7	$0.7	(2)%

*** Numbers may not foot due to rounding

Gross profit increased 212% to $6.0 million, or 37% of total revenues, in the second quarter of 2026, as compared to $1.9 million, or 26% of total revenues, in the same year-ago quarter. The increase in gross margin as a percentage of revenue is primarily driven by the increase in revenue from assemblies and modules, which generally have higher margins. Gross margin on engineering services was also more favorable in the second quarter of fiscal 2026 due to a non-recurring engineering project for a defense customer. In addition, gross margins for infrared components have improved due to a more favorable mix, and the resolution of certain manufacturing yield issues that negatively impacted the second quarter of fiscal 2025.

Operating expenses for the second quarter of fiscal 2026 includes the fair value adjustment of $7.6 million related to the G5 earnout liability, which will continue to be adjusted through operating expenses until it is paid out. Excluding this amount, operating expenses increased $2.6 million, or 60%, to $7.1 million for the second quarter of fiscal 2026, as compared to $4.4 million in the same year-ago quarter. The increase was primarily due to the integration of G5 following its acquisition earlier this year, as well as increased sales and marketing spend to promote new products. Our SG&A personnel costs have also increased due to filling certain vacant executive roles and accruing for incentive compensation plans for employees.

Net loss in the second quarter of fiscal 2026 totaled $9.4 million, or $0.20 per basic and diluted share, as compared to $2.6 million, or $0.07 per basic and diluted share, in the same year-ago quarter. The year-over-year increase in net loss for the second quarter of fiscal 2026 was primarily attributable to the change in fair value of acquisition liabilities for the earnout related to the acquisition of G5.

Adjusted EBITDA* for the second quarter of fiscal 2026 was $0.6 million, compared to an adjusted EBITDA loss of $1.3 million for the same year-ago quarter. The increase was primarily attributable to the increase in gross profit, driven by higher sales, partially offset by increased SG&A and new product development costs.

Second Quarter Fiscal 2026 Earnings Call

Management will host an investor conference call at 5:00 p.m. Eastern time today, Wednesday, February 11, 2026, to discuss the Company's second quarter fiscal 2026 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q2 FY2026 Earnings Conference Call
Date: Wednesday, February 11, 2026

Time: 5:00 p.m. Eastern time

U.S. Dial-in: 1-877-425-9470

International Dial-in: 1-201-389-0878

Conference ID: 13758590

Webcast: LPTH Q2 FY2026 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Wednesday, February 25,2026. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 13758590. A webcast replay will also be available using the webcast link above.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath's family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials – sold under exclusive license from the U.S. Naval Research Laboratory – to complete infrared optical systems and thermal imaging assemblies. The Company's primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, New Hampshire, Latvia and China. To learn more, please visit www.lightpath.com.

**Use of Non-GAAP Financial Measures

To provide investors with additional information regarding financial results, this press release includes references to EBITDA and adjusted EBITDA, which are non-GAAP financial measures. The Company calculates EBITDA by adjusting net income to exclude net interest expense, income tax expense or benefit, depreciation, and amortization. We also calculate adjusted EBITDA, which excludes, as applicable: (1) stock compensation expenses; (2) the loss on extinguishment of debt; (3) the effect of the non-cash income or expense associated with the mark-to-market adjustments, related to the warrants; (4) the effect of non-cash income or expenses associated with the fair value adjustments related to the acquisition earnout liabilities; and (5) the effect of foreign exchange gains or losses.

A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP. The Company's management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze underlying business operations and understand performance. In addition, management may utilize these non-GAAP financial measures as guides in forecasting, budgeting, and planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is presented in the table below.

LIGHTPATH TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

	(unaudited)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net loss	$(9,405,409)	$(2,611,997)	$(12,298,411)	$(4,234,742)
Depreciation and amortization	1,235,738	904,040	2,454,686	1,893,602
Income tax provision	30,556	44,525	111,826	60,161
Interest expense	285,023	169,053	553,876	318,413
EBITDA	$(7,854,092)	$(1,494,379)	$(9,178,023)	$(1,962,566)
Stock-based compensation	338,949	241,545	698,610	506,020
Loss in extinguishment of debt	506,280	—	506,280	—
Change in fair value of acquisition liabilities	7,559,000	—	8,841,529	—
Foreign exchange loss (gain)	13,526	(39,578)	56,068	(4,074)
Adjusted EBITDA	$563,663	$(1,292,412)	$924,464	$(1,460,620)
% of revenue	3%	-17%	3%	-9%

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "guidance," "plan," "estimate," "will," "would," "project," "maintain," "intend," "expect," "anticipate," "prospect," "strategy," "future," "likely," "may," "should," "believe," "continue," "opportunity," "potential," and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, without limitation, statements regarding expectations, beliefs, hopes, intentions or strategies regarding, among other things, the Company’s expectations that the U.S. government will work to eliminate reliance on optical systems from certain foreign nations, as well as the Company’s belief that it will be well positioned as a supplier of choice for mission-critical defense applications; the Company’s ability to grow its backlog, convert its customer pipeline into orders and scale deliveries during fiscal year 2026 and beyond; the Company’s ability to minimize use of Germanium optics and expand its use of BlackDiamond™ glass; the Company’s expectations regarding future revenue growth; the Company’s belief that it will be able to leverage AMI’s large-diameter class capabilities to create a robust offering of IR materials and optics; the Company’s ability to comply with NDAA requirements for U.S. produced glass and optics; the Company’s ability to execute on its growth strategy to deliver revenue growth and value to its shareholders, as well as other statements that are other than historical fact. These forward-looking statements are based on information available at the time the statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the likelihood that the impact of varying demand for the Company products; the U.S. governments initiatives to move away from using optical systems from certain foreign nations; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; the Company's reliance on a few key customers; the ability of the Company to obtain needed raw materials and components from its suppliers; the impact that international tariffs may have on our business and results of operations; the impact of political and other risks as a result of our sales to internal customers and/or our sourcing of materials from international suppliers; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions, the Russian-Ukraine conflict, and the Hamas-Israel war; the effects of steps that the Company could take to reduce operating costs; and those factors detailed by the Company in its public filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K and other filings with the SEC. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Lucas A. Zimmerman

MZ Group – MZ North America

LPTH@mzgroup.us

949-259-4987

LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(unaudited)

	December 31,	June 30,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$73,572,471	$4,877,036
Trade accounts receivable, net of allowance of $34,766 and $24,495	8,583,487	9,455,310
Inventories, net	13,491,419	12,858,838
Prepaid expenses and deposits	1,330,172	1,142,661
Other current assets	23,192	40,150
Total current assets	97,000,741	28,373,995

Property and equipment, net	15,176,577	15,864,061
Operating lease right-of-use assets	7,430,787	7,429,378
Intangible assets, net	15,086,873	15,987,923
Goodwill	13,753,921	13,753,921
Deferred tax assets, net	22,240	22,571
Other assets	87,369	73,917
Total assets	$148,558,508	$81,505,766
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,978,713	$7,421,430
Accrued liabilities	14,262,568	5,686,396
Accrued payroll and benefits	2,497,228	2,359,152
Operating lease liabilities, current	1,349,820	1,254,062
Loans payable, current portion	115,774	172,567
Finance lease obligation, current portion	216,191	206,518
Total current liabilities	24,420,294	17,100,125
Deferred tax liabilities, net	86,274	152,760
Accrued liabilities, noncurrent	3,300,000	823,000
Finance lease obligation, less current portion	346,400	421,363
Operating lease liabilities, noncurrent	8,102,873	8,326,250
Loans payable, less current portion	135,069	4,804,990
Total liabilities	36,390,910	31,628,488

Commitments and Contingencies

Series G Convertible Preferred Stock; $0.01 par value; 44,000 shares authorized; 24,956 shares issued and outstanding	$34,232,510	$34,232,510

Stockholders’ equity:
Preferred stock: Series D, $0.01 par value, voting; 500,000 shares authorized; none issued and outstanding	—	—
Common stock: Class A, $0.01 par value, voting; 94,500,000 shares authorized; 54,442,677 and 42,949,307 shares issued and outstanding	544,427	429,493
Additional paid-in capital	319,121,901	244,953,346
Accumulated other comprehensive income	1,283,928	978,686
Accumulated deficit	(243,015,168)	(230,716,757)
Total stockholders’ equity	77,935,088	15,644,768
Total liabilities, convertible preferred stock and stockholders’ equity	$148,558,508	$81,505,766

LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue, net	$16,351,652	$7,424,829	$31,409,933	$15,825,210
Cost of sales	10,331,322	5,493,998	20,907,031	11,049,950
Gross profit	6,020,330	1,930,831	10,502,902	4,775,260
Operating expenses:
Selling, general and administrative	5,859,461	3,356,063	10,243,331	6,626,646
New product development	748,829	764,396	1,616,257	1,240,837
Amortization of intangible assets	450,526	294,711	901,050	690,487
Change in fair value of acquisition liabilities	7,559,000	—	8,841,529	—
Loss on disposal of property and equipment	17	—	4,016	78,437
Total operating expenses	14,617,833	4,415,170	21,606,183	8,636,407
Operating loss	(8,597,503)	(2,484,339)	(11,103,281)	(3,861,147)
Other expense:
Interest expense, net	(285,023)	(169,053)	(553,876)	(318,413)
Loss in extinguishment of debt	(506,280)	—	(506,280)	—
Other expense (income), net	13,953	85,920	(23,148)	4,979
Total other expense	(777,350)	(83,133)	(1,083,304)	(313,434)
Loss before income taxes	(9,374,853)	(2,567,472)	(12,186,585)	(4,174,581)
Income tax provision	30,556	44,525	111,826	60,161
Net loss	$(9,405,409)	$(2,611,997)	$(12,298,411)	$(4,234,742)
Foreign currency translation adjustment	212,859	(451,035)	305,242	(179,441)
Comprehensive loss	$(9,192,550)	$(3,063,032)	$(11,993,169)	$(4,414,183)
Loss per common share (basic)	$(0.20)	$(0.07)	$(0.27)	$(0.11)
Number of shares used in per share calculation (basic)	46,998,804	39,728,933	45,143,367	39,645,206
Loss per common share (diluted)	$(0.20)	$(0.07)	$(0.27)	$(0.11)
Number of shares used in per share calculation (diluted)	46,998,804	39,728,933	45,143,367	39,645,206

LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Changes in Stockholders' Equity

(unaudited)

	Temporary Equity					Accumulated
	Series G Convertible		Class A		Additional	Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity
Balances at June 30, 2025	24,956	$34,232,510	42,949,307	$429,493	$244,953,346	$978,686	$(230,716,757)	$15,644,768
Issuance of common stock for:
Exercise of stock options, RSUs & RSAs, net	—	—	8,583	86	(86)	—	—	—
Issuance of common stock under private equity placement	—	—	1,600,000	16,000	7,878,045	—	—	7,894,045
Issuance of common stock for acquisition of Visimid	—	—	112,323	1,123	348,877	—	—	350,000
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	349,624	—	—	349,624
Foreign currency translation adjustment	—	—	—	—	—	92,383	—	92,383
Net loss	—	—	—	—	—	—	(2,893,002)	(2,893,002)
Balances at September 30, 2025	24,956	$34,232,510	44,670,213	$446,702	$253,529,806	$1,071,069	$(233,609,759)	$21,437,818
Issuance of common stock for:
Exercise of stock options, RSUs & RSAs, net	—	—	120,234	1,203	(1,203)	—	—	—
Exercise of warrants	—	—	739,730	7,397	(7,397)	—	—	—
Issuance of common stock under public equity placement	—	—	8,912,500	89,125	65,251,709	—	—	65,340,834
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	348,986	—	—	348,986
Foreign currency translation adjustment	—	—	—	—	—	212,859	—	212,859
Net loss	—	—	—	—	—	—	(9,405,409)	(9,405,409)
Balances at December 31, 2025	24,956	$34,232,510	54,442,677	$544,427	$319,121,901	$1,283,928	$(243,015,168)	$77,935,088

Balances at June 30, 2024	—	$—	39,254,643	$392,546	$245,140,758	$509,936	$(215,843,575)	$30,199,665
Issuance of common stock for:								0
Employee Stock Purchase Plan	—	—	8,232	82	10,290	—	—	10,372
Exercise of Stock Options, RSUs & RSAs, net	—	—	70,309	703	(703)	—	—	—
Issuance of common stock for acquisition of Visimid	—	—	279,553	2,796	318,562	—	—	321,358
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	264,475	—	—	264,475
Foreign currency translation adjustment	—	—	—	—	—	271,594	—	271,594
Net loss	—	—	—	—	—	—	(1,622,745)	(1,622,745)
Balances at September 30, 2024	—	$—	39,612,737	$396,127	$245,733,382	$781,530	$(217,466,320)	$29,444,719
Issuance of common stock for:
Exercise of Stock Options, RSUs & RSAs, net	—	—	229,097	2,291	(2,291)	—	—	—
Shares issued as compensation	—	—	49,000	490	89,180	—	—	89,670
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	231,581	—	—	231,581
Foreign currency translation adjustment	—	—	—	—	—	(451,035)	—	(451,035)
Net loss	—	—	—	—	—	—	(2,611,997)	(2,611,997)
Balances at December 31, 2024	—	$—	39,890,834	$398,908	$246,051,852	$330,495	$(220,078,317)	$26,702,938

LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(12,298,411)	$(4,234,742)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,454,686	1,893,602
Interest from amortization of loan issuance costs	90,124	120,833
Amortization of fair value of loan	90,321	—
Loss on extinguishment of debt	506,280	—
Change in fair value of acquisition earnout liabilities	8,841,529	—
Loss on disposal of property and equipment	4,016	78,437
Stock-based compensation on stock options, RSUs & RSAs, net	698,610	506,020
Provision for credit losses	(11,573)	—
Change in operating lease assets and liabilities	(129,028)	(57,653)
Inventory write-offs to allowance	147,896	135,625
Deferred taxes	(66,155)	(2,795)
Changes in operating assets and liabilities, net of acquisitions:
Trade accounts receivable	883,396	(350,703)
Other current assets	16,958	41,286
Inventories	(780,477)	(13,005)
Prepaid expenses and deposits	(24,253)	(123,598)
Accounts payable and accrued liabilities	1,257,002	(430,923)
Net cash provided by (used in) operating activities	1,680,921	(2,437,616)

Cash flows from investing activities:
Purchase of property and equipment	(944,909)	(160,155)
Proceeds from sale of equipment	—	10,648
Net cash used in investing activities	(944,909)	(149,507)

Cash flows from financing activities:
Proceeds from sale of common stock from Employee Stock Purchase Plan	—	10,372
Proceeds from issuance of common stock under public equity placement, net of fees	65,340,834	—
Proceeds from issuance of common stock under private equity placement, net of fees	7,894,045	—
Deferred payment for acquisition of Visimid	—	(125,000)
Borrowings on loans payable	—	3,000,000
Loan issuance costs	—	(300,000)
Payments on loans payable	(5,413,819)	(106,486)
Repayment of finance lease obligations	(107,712)	(89,705)
Net cash provided by financing activities	67,713,348	2,389,181
Effect of exchange rate on cash and cash equivalents	246,075	(81,260)
Change in cash and cash equivalents	68,695,435	(279,202)
Cash and cash equivalents, beginning of period	4,877,036	3,480,268
Cash and cash equivalents, end of period	$73,572,471	$3,201,066

Supplemental disclosure of cash flow information:
Interest paid in cash	$373,398	$40,838
Income taxes paid	$170,272	$61,427
Supplemental disclosure of non-cash investing & financing activities:
Purchase of equipment through finance lease arrangements	$41,901	$93,048
Operating right-of-use assets acquired in exchange for operating lease liabilities	$435,733	$—
Issuance of common stock for acquisition of Visimid	$350,000	$321,358